                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    (X)
Filed by a Party other than the Registrant    ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CASS COMMERCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)  No Fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                          CASS COMMERCIAL CORPORATION
                            13001 Hollenberg Drive
                           Bridgeton, Missouri 63044

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                           to be held April 19, 1999

      This Proxy Statement is being furnished to the common shareholders of Cass Commercial Corporation (the "Company") on or about March 22, 1999 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held on April 19, 1999 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

      Holders of shares of common stock, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 5, 1999, (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,873,711 shares of Common Stock were outstanding. Holders of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      A plurality of the votes of Shareholders cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of holders of a majority of the shares of Common Stock voted. The proposed amendment to the 1995 Performance-Based Stock Option Plan requires the affirmative vote of shareholders holding a majority of the shares of Common Stock voted at the meeting. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors, ratification of the selection of independent accountants or approval of the proposed amendments to the 1995 Performance-Based Stock Option Plan.

      Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controlled approximately 21.5% of the Common Stock outstanding on the Record Date.

      Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened the Company may adjourn or postpone the Annual Meeting.

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees, FOR the
              ---                                                ---
ratification of the selection of independent accountants and FOR the approval
                                                             ---
of amendments to the 1995 Performance-Based Stock Option Plan. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Cass Commercial Corporation, 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number (314) 506-5500).

      The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

      The Company has two wholly-owned subsidiaries; Cass Commercial Bank ("Cass Bank") and Cass Information Systems, Inc. ("CIS").

             The date of this Proxy Statement is March 22, 1999.

                          ELECTION OF DIRECTORS

      Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 11 directors is elected for a three-year term, and the term of each class of directors expires in a different year.

      Directors who are not officers of the Company receive a $400 monthly retainer fee, a $600 fee for attendance at each meeting of the Board and a $400 fee for attendance at each meeting of a Committee of the Board.

      The nominees for election to the Board of Directors are: Mr. Chapell, Mr. Nania, Mr. Vallina and Mr. Woodruff, each of whom is a current director of the Company. MANAGEMENT OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

      The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:


                                                      Principal Occupation
      Director                                        During Past 5 Years
      --------                                        --------------------
Robert J. Bodine                                      Chairman, Bodine
      Age: 74                                         Aluminum, Inc.
Director since 1966                                   (manufacturer)
Current term expires 2000

Bryan C. Chappell                                     President, Covenant
      Age: 44                                         Theological Seminary
Director since 1998                                   Mr. Chapell is a nominee for re-election
Current term expires 1999                             to the Board of Directors

Lawrence A. Collett                                   Chairman of the Board of the Company &
      Age: 56                                         subsidiaries since 1992;
Director since 1983                                   Chief Executive Officer of the Company &
Current term expires 2001                             subsidiaries since 1990

Thomas J. Fucoloro                                    Consultant
      Age: 73
Director since 1986
Current term expires 2000

Harry J. Krieg                                        Consultant to the Company;
      Age: 74                                         Chairman of the Company & subsidiaries,
Chairman Emeritus, since 1992                         1975 - 1992
Director since 1962
Current term expires 2000

Howard A. Kuehner                                     Investor
      Age: 83
Director since 1966
Current term expires 2000

Jake Nania                                            Investor
      Age: 74                                         Mr. Nania is a nominee for re-election
Director since 1967                                   to the Board of Directors
Current term expires 1999

                                    -3-


                                                      Principal Occupation
      Director                                        During Past 5 Years
      --------                                        --------------------
Irving A. Shepard                                     President, Venture
      Age: 81                                         Consultants, Inc.
Director since 1970                                   (consulting company)
Current term expires 2001

Andrew J. Signorelli                                  Vice President, Andrews Educational
      Age: 59                                         & Research Center; Founder,
Director since 1986                                   Hope Educational & Research Center
Current term expires 2001

John J. Vallina                                       President of Cass Bank, since 1992
      Age: 56                                         Mr. Vallina is a nominee for re-election
Director since 1992                                   to the Board of Directors
Current term expires 1999

Bruce E. Woodruff                                     Attorney; of counsel to Armstrong
      Age: 68                                         Teasdale LLP
Director since 1995                                   Mr. Woodruff is a nominee for re-election
Current term expires 1999                             to the Board of Directors

COMMITTEES

      The Company's Board of Directors has standing Discount, Audit and Compliance, and Compensation Committees. The Discount Committee is composed of Mr. Signorelli, Mr. Fucoloro, Mr. Kuehner, Mr. Collett and Mr. Vallina. The Audit and Compliance Committee is composed of Mr. Fucoloro, Mr. Kuehner, Mr. Krieg, Mr. Shepard and Mr. Woodruff. The Compensation Committee is composed of Mr. Shepard, Mr. Signorelli and Mr. Bodine.

      The Discount Committee, which met 24 times during 1998, examines and approves loans and discounts and exercises the authorization of loans and discounts.

      The Audit and Compliance Committee, which met 4 times during 1998, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. In addition, the Committee meets with the Company's Internal Auditors on a quarterly basis to review the scope and results of such services.

      The Compensation Committee, which met 2 times during 1998, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and subsidiaries.

      In 1998 a temporary Y2K Committee was created to monitor the Company's on-going activities related to the year 2000 project plan being implemented by Company management. The committee is composed of Mr. Collett, Mr. Krieg and Mr. Woodruff, met 5 times during 1998 and reports to the Board after each Y2K Committee meeting.

      During 1998, there were 12 meetings of the Board of Directors. Mr. Kuehner and Mr. Shepard were the only two directors that did not attend at least 75% or more of the aggregate number of meetings of the Board and committees on which they served.

EXECUTIVE OFFICERS

      The executive officers of the Company, their ages as of December 31, 1998, and their positions with the Company and subsidiaries are set forth below. All officers serve at the pleasure of the Company's Board of Directors.


       Name                       Age                        Positions
       ----                       ---                        ---------
Lawrence A. Collett               56         Chairman and Chief Executive Officer of the
                                             Company and subsidiaries; Director of the
                                             Company and subsidiaries

Eric H. Brunngraber               41         Vice President-Secretary; Chief Financial
                                             Officer of the Company

William C. Bouchein               63         Vice President - Treasurer of the Company

EXECUTIVE COMPENSATION

      The following table summarizes compensation earned or awarded for the three years ended December 31, 1998 to each of the executive officers of the Company.


                                                                              Long Term Compensation
                                                                            --------------------------
                                               Annual Compensation          Restricted      Securities
Name and                                     ----------------------         Stock, ($)      Underlying    All Other
Principal Position                 Year      Salary           Bonus           Awards        Options(#)  Compensation<F1>
---------------------------        ----      ------           -----         ----------      ----------  ----------------
Lawrence A. Collett                1998     $266,000         $64,000              --              --        $4,650
Chairman and                       1997      241,000          63,700              --              --         3,720
Chief Executive Officer            1996      230,000          90,000              --              --         5,373
of the Company and
subsidiaries, Director of the
Company and subsidiaries

Eric H. Brunngraber                1998     $101,600         $28,000              --              --         2,537
Vice President - Secretary         1997       96,600          26,000              --           4,000         2,048
Chief Financial Officer            1996       86,000          19,000              --              --         1,805
of the Company

William C. Bouchein                1998     $130,000         $22,000              --              --         5,910
Vice President - Treasurer         1997      127,500          22,000              --              --         5,377
of the Company                     1996      125,500          16,500              --              --         5,500

<F1>  These amounts represent Company matching contributions paid on behalf of the executive under the Company's 401(k) Plan (in 1998 contributions were $2,400 for Mr. Collett, $2,121 for Mr. Brunngraber and $2,400 for Mr. Bouchein) and the imputed value of group term life premiums paid on their behalf (in 1998 premiums were $2,250 for Mr. Collett, $416 for Mr. Brunngraber and $3,510 for Mr. Bouchein).

STOCK OPTION PLAN / STOCK BONUS PLAN

      During May 1995, the Company's Board of Directors established the 1995 Performance-Based Stock Option Plan (the Option Plan) and the 1995 Restricted Stock Bonus Plan (the Bonus Plan). These plans were adopted to aid the Company in securing and retaining qualified personnel.

      The Option Plan provides for the granting of options on up to 400,000 shares of the Company's common stock. As of December 31, 1998, 95,400, 6,000 and 8,500 options were outstanding at exercise prices of $10.32, $20.36 and $25.45, respectively. Of these shares 25,960 were exercisable with a weighted average exercise price of $10.32. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria. Shareholders are asked to vote on amendments to the Option Plan at the Annual Meeting.

      The Bonus Plan provides for the issuance of up to 100,000 shares of the Company's common stock. As of December 31, 1998, an aggregate of 35,000 shares of the Company's common stock had been awarded to six participants. Interest in the shares of common stock awarded under the Bonus Plan vest over a three year period. Common stock awarded under the Bonus Plan is accounted for through the establishment of a contra shareholders' equity account. This contra shareholders' equity account is amortized against income over the vesting period of the stock awards.

                             OPTION GRANTS IN 1998

      There were no options granted to any of the above named executive officers in 1998.


             OPTIONS EXERCISED IN 1998 AND YEAR-END OPTION VALUES

      The following table summarizes options exercised during 1998, and the values of options outstanding on December 31, 1998, for the executive officers named above.

                                                                                  Number of
                                                                                 Securities              Value of
                                                                                 Underlying            Unexercised
                                                                                Unexercised            In-the-Money
                                                                                 Options at             Options at
                             Shares                                           Fiscal Year-End         Fiscal Year-End
                          Acquired on                   Value                   Exercisable/           Exercisable/
                          Exercise (#)               Realized ($)             Unexercisable (#)       Unexercisable ($)
                          ------------               ------------             -----------------       -----------------
Mr. Collett                   --                          --                   8,400 / 19,600        $208,950 / $487,550

Mr. Brunngraber               --                          --                   1,128 /  8,872         $28,059 / $220,691

Mr. Bouchein                  --                          --                   1,800 /  4,200         $44,775 / $104,475


DEFINED BENEFIT RETIREMENT PLANS


RETIREMENT PLAN FOR EMPLOYEES OF CASS COMMERCIAL CORPORATION

      All officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Commercial Corporation, which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to one-twelfth of the sum of:

      (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

      (b)   .5% of Final Average Earnings in excess of Covered
            Compensation multiplied by years of participation.

      Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table including any amounts deferred under the Cass Commercial Corporation 401(k) Plan plus any noncash compensation reported on Internal Revenue Service Form W-2.

      Normal retirement under the Plan commences at age 65. At normal retirement the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Brunngraber-41; Mr. Bouchein-13.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                        ESTIMATED ANNUAL RETIREMENT BENEFIT<F1><F2>
                                        -------------------------------------------

 Final                                    Years of Service Credited at Retirement
Average                                   ---------------------------------------
Earnings              10             15            20            25         30          35           40
----------------------------------------------------------------------------------------------------------
$125,000           $15,800         $23,600      $31,500       $39,400     $47,300     $55,200      $63,000

 150,000            19,300          28,900       38,500        48,200      57,800      67,400       77,000

 175,000            20,700          31,000       41,300        51,700      62,000      72,300       82,600

 200,000            20,700          31,000       41,300        51,700      62,000      72,300       82,600

<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2000 with no increase in the maximum social security taxable wage base after 1998.

<F2>  Estimated benefits would be subject to Internal Revenue Service maximum retirement limitations in effect at the retirement date. The maximum compensation that may be recognized for determining benefits in 1998 is $160,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      In addition to the above defined benefit plan, in 1998 the Company established the Cass Commercial Corporation Supplemental Retirement Plan, which covers key executive officers of the Company. This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the Internal Revenue Service under the Company's qualified plan.

      Upon retirement, participants in the plan will receive monthly payments equal to one twelfth of 70% of Final Average Earnings and reduced proportionately for length of service less than 25 years and reduced by the participant's:

      (a)   Qualified retirement plan benefit,

      (b)   Primary social security benefit, and

      (c)   401(k) hypothetical annuity

      Final Average Earnings, normal retirement age and years of participation at normal retirement of Mr. Collett, Mr. Brunngraber and Mr. Bouchein are the same as under the Retirement Plan for Employees of Cass Commercial Corporation.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                          ESTIMATED ANNUAL RETIREMENT BENEFIT<F1>
                                          ---------------------------------------

 Final                                    Years of Service Credited at Retirement
Average                                   ---------------------------------------
Earnings              10             15            20            25         30          35           40
----------------------------------------------------------------------------------------------------------
$125,000           $   --          $ 4,700      $14,300       $23,900     $16,000     $ 8,100      $   300

 150,000               --            8,400       19,800        31,100      21,500      11,900        2,300

 175,000            2,000           16,200       30,400        44,500      34,200      23,900       13,600

 200,000            9,000           26,700       44,400        62,000      57,700      41,400       31,100

 300,000           37,000           68,700      100,400       132,000     121,700     121,400      101,100

 400,000           65,000          110,700      156,400       202,000     141,700     181,400      171,100

<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2000.


DEFINED CONTRIBUTION SAVINGS PLAN

      All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Commercial Corporation 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the IRS maximum limitation which was $10,000 for 1998. Voluntary deferrals contributed to the 401(k) Plan by the Executive Officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 1998, for the benefit of the Executive Officers, are included in Other Compensation in the Summary Compensation Table. Each Executive Officer is fully vested in Company contributions.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent directors, one of which serves as chairman of the Committee. The Committee administers the Executive Compensation Program of the Company and none of the members have been or are an employee of the Company or of any of its subsidiaries. All material items relative to Executive Compensation or any benefit compensation for the entire Company must be analyzed, reviewed and approved by the Compensation Committee. While the Committee may seek input occasionally from the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of Directors of the Company and recommending the overall levels of salary compensation for the entire corporation.

      The Committee's philosophy with regard to executive compensation has been to seek to provide programs which will allow the Company to acquire and maintain competent executive officers and to attract and maintain other management personnel with the capabilities and requirements determined necessary to continue to lead the Company in meeting its objectives and in furthering its growth and profitability. It is further the philosophy of the Committee to constantly upgrade the caliber of performance of the Company's staff and reward its people in accordance with the results that are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, a significant component of the compensation of the Company's executives is tied to an incentive bonus plan that is directly related to the Company's pre-tax earnings. Most of the executives received increases in 1998 bonuses due to the improved level of profits achieved.

      The Committee generally seeks to maintain salaries at the mid-point levels of competitive peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant to performance and bonuses are distributed on the basis of these evaluations. The determination of bonuses for the Company's executive officers is a subjective process which utilizes no specific performance criteria, but which does consider growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements.

      The Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania in determining the levels of peer compensation within its industry. Additionally, the Committee utilizes the services of Towers Perrin for evaluation of the compensation of its three top executive positions. The Committee considers stock options and grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock awards provided under the Company's stock option plan are granted primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, the relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO. No new stock incentive programs were provided in 1998. The company utilizes the services of Towers Perrin in determining appropriate stock incentive and compensation and annually reviews information from other compensation sources for other bank holding companies and companies performing in industries similar to those of its operating subsidiaries.



                                    Irving A. Shepard, Chairman
                                    Robert J. Bodine
                                    Andrew J. Signorelli

PERFORMANCE GRAPH

      The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the NASDAQ National Market System beginning with July 1, 1996, which was the initial date the Company's shares were so quoted, with the cumulative total return, including all dividends, of (i) the NASDAQ Stock Market Index for United States companies, and (ii) the NASDAQ Bank Stocks Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
      PERFORMANCE SINCE DATE FIRST QUOTED ON NASDAQ STOCK MARKET (7/1/96)
                         CASS COMMERCIAL CORPORATION

                                [GRAPH]

                            7/1/96     7/31/96   8/31/96   9/30/96  10/31/96  11/30/96  12/31/96   1/31/97
Nasdaq Stock Market (US)     100        90.14     95.19    102.47    101.34    107.6     107.5     115.14
Nasdaq Bank Stocks           100        98.29    105.1     110.13    115.01    123.6     124.36    131.28
Cass Commercial Corporation  100       100       100       103.72    104.75    105.77    108.508   111.28
Index Level                  100       100       100       100       100       100       100       100

                            2/28/97    3/31/97   4/30/97   5/31/97  6/30/97   7/31/97   8/31/97    9/30/97
Nasdaq Stock Market (US)     108.78    101.68    104.86    118.74    120.31    133.02    132.81    140.67
Nasdaq Bank Stocks           138.67    133.67    136.67    145.21    155.54    167.47    166.11    183.44
Cass Commercial Corporation  116.48    126.58    123.1     114.06    152.57    139.28    138.58    140.7
Index Level                  100       100       100       100       100       100       100       100

                            10/31/97  11/30/97  12/31/97   1/30/98   2/27/98   3/31/98   4/30/98   5/29/98
Nasdaq Stock Market (US)     133.36    134.02    131.92    136.042   148.815   154.311   156.931   148.317
Nasdaq Bank Stocks           184.36    191.79    210.09    199.08    210.068   220.118   222.953   215.469
Cass Commercial Corporation  140.7     141.4     140.01    197.994   197.64    194.751   184.8     172.006
Index Level                  100       100       100       100       100       100       100       100

                             6/30/98   7/31/98   8/31/98   9/30/98  10/30/98  11/30/98  12/31/98
Nasdaq Stock Market (US)     158.779   157.102   126.3     143.744   149.619   164.358   185.392
Nasdaq Bank Stocks           215.912   209.391   170.735   182.1     195.094   201.357   206.242
Cass Commercial Corporation  171.945   171.587   164.438   144.628   146.787   146.787   144.215
Index Level                  100       100       100       100       100       100       100

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowing and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the aggregate amount of all loans and available credit to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $3.4 million, which represented approximately 5.9% of the Company's consolidated shareholders' equity at that date.

      Bruce E. Woodruff, a director and shareholder of the Company, is of counsel to the law firm of Armstrong Teasdale LLP, counsel to the Company and subsidiaries.

                            PRINCIPAL SHAREHOLDERS

The following table contains information with respect to beneficial ownership of the Company's outstanding common stock by the directors and executive officers of the Company named in the Summary Compensation Table, as of March 5, 1998. Unless otherwise indicated, the named person has sole voting and dispositive rights with respect to such shares.


Name of                                             Number of Shares               Percent
Beneficial Owner                                   Beneficially Owned              of Class
----------------                                   ------------------              --------
Robert J. Bodine                                       84,084 <F1>                  2.17%
William C. Bouchein                                    30,220 <F2>                   <F*>
Eric H. Brunngraber                                       600 <F3>                   <F*>
Bryan C. Chapell                                           --                        <F*>
Lawrence A. Collett                                    55,094 <F3>                  1.42
Thomas J. Fucoloro                                         -- <F4>                   <F*>
Harry J. Krieg                                         50,588 <F5>                  1.31
Howard A. Kuehner                                     104,054 <F6>                  3.62
Jake Nania                                            343,766 <F6>                  8.87
Irving A. Shepard                                       9,806 <F8>                   <F*>
A. J. Signorelli                                      109,310 <F9>                  2.82
John J. Vallina                                         6,370 <F10>                  <F*>
Bruce E. Woodruff                                       5,000 <F7>                   <F*>
All executive officers and directors                  -------
     as a group                                       834,892                      21.55%
                                                      -------

Other beneficial owners:
     David L. Babson and Company, Inc.                257,400                       6.64%

-------------------------------

<F*>  Less than 1% of class.

<F1>  Excludes 8,784 shares held in a trust as to which Mr. Bodine's spouse has sole voting and dispositive power.

<F2>  These shares are held in a trust with the named shareholder having sole voting and dispositive power.

<F3>  These shares are owned jointly with his wife.

<F4>  Excludes 200 shares held in a trust as to which Mr. Fucoloro's spouse has sole voting and dispositive powers.

<F5>  Of these shares, 40,000 are in trust with Mr. Krieg having shared voting and dispositive powers. Excludes 51,211 shares owned by his wife.

<F6>  Of these shares, 78,430 are in a trust with Mr. Kuehner having shared voting and dispositive powers. Excludes 106,988 shares owned by his wife.

<F7>  These shares are in a trust with the named shareholder having sole voting and dispositive power.

<F8>  Excludes 7,600 shares owned by his wife.

<F9>  Of these shares, 63,072 are held in trust with his sister and 46,238 are owned jointly with his wife. Excludes 2,656 shares owned by his wife.

<F10> These shares are held in trust with Mr. Vallina having shared voting and dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 1998 all Section 16(a) filing requirements were complied with by all persons who, during the year, were directors, officers or holders of 10% or more of the Company's shares.


                       AMENDMENTS TO THE COMPANY'S 1995
                      PERFORMANCE-BASED STOCK OPTION PLAN

      Subject to shareholder approval, the Company's Board of Directors amended the Cass Commercial Corporation 1995 Performance-Based Stock Option Plan effective January 19, 1999, to permit the granting of incentive stock options under the Option Plan in addition to the non-qualified stock options previously provided under the Option Plan.

      The purposes of the Option Plan are to aid the Company and its subsidiaries, Cass Commercial Bank and Cass Information Systems, Inc. in securing and retaining qualified personnel by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company or its subsidiaries and increase their efforts for its welfare. The Board of Directors believes stock options have played a critical role in recent years in motivating Company management to build a growing, highly competitive business, while also delivering a consistently strong financial performance record with corresponding stock appreciation.

      The Option Plan was originally approved by the Company's shareholders on April 22, 1996. As originally adopted, the Option Plan permitted the granting of only non-qualified stock options. A holder of a non-qualified stock option who exercises the option recognizes ordinary income at the time of exercise, in an amount equal to the fair value of the shares at the time of exercise less the exercise price, and the Company receives a corresponding tax deduction. Therefore, to exercise a non-qualified option, the holder must not only pay the exercise price of the shares but a significant amount of income tax. The tax cost to an employee who exercises a non-qualified stock option significantly reduces the benefit of the option to the employee.

      The amendments permit the Compensation Committee to grant incentive stock options under the Option Plan as an alternative to non-qualified stock options. An optionee does not realize any income upon the exercise of an incentive stock option, nor does the company receive any deduction. If the stock is not sold or gifted for at least two years after the option grant and at least one year after the exercise, no ordinary income is realized with respect to the disposition. The Optionee's tax basis in the shares is the exercise price, and any gain or loss to the Optionee is a capital gain or loss. However, if the stock is disposed of before then, the tax effects of the exercise and sale are similar to what they would be if the option had been a non-qualified option.

      Because of the favorable tax treatment to the optionee, the Board of Directors believes that being able to grant incentive stock options as an alternative to non-qualified stock options gives the Compensation Committee more flexibility in offering options as incentives, and also believes that the increased incentive to the Company's employees outweighs the loss of tax benefits to the Company.

      The amendments also permit directors of the Company, as well as employees, to be granted non-qualified stock options under the Option Plan. Previously, directors who were not also employees of the Company were not eligible to participate in the Option Plan. By law, directors who are not employees are not eligible to receive incentive stock options. The Board believes that permitting directors to receive options under the Option Plan will tend to align their interests more closely with the interests of the shareholders and provide an additional incentive for Board members.

      The full text of the Option Plan as amended is attached to this Proxy Statement as Exhibit I.

      MANAGEMENT OF THE COMPANY RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN.

                             SELECTION OF AUDITORS

      KPMG LLP were the auditors of the Company during the year ended December 31, 1998 and also have been selected by the Board of Directors to serve as auditors for the present year. The Board of Directors recommends to the Shareholders their ratification of its selection of KPMG LLP as independent auditors to audit the accounts of the Company and its subsidiaries for 1999.

      KPMG LLP has served as the Company's independent auditors since 1983.

      A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Shareholders.

      MANAGEMENT OF THE COMPANY RECOMMENDS VOTING FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.


                                 OTHER MATTERS

      Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Shareholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

      Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.


                             SHAREHOLDER PROPOSALS

      Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than November 23, 1999. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. The Company's form of proxy for next year's Annual Meeting may permit the representatives named in the proxy to vote in their discretion on any other shareholder proposal of which notice has not been given to the Company by February 6, 2000. It is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.


                                By Order of the Board of Directors


                                Eric H. Brunngraber
                                Vice President-Secretary

                      This Page Intentionally Left Blank

                                                               EXHIBIT I
                          CASS COMMERCIAL CORPORATION
                          ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------
                      (As amended through January, 1999)

       1.      PURPOSE OF PLAN.
               ---------------
       The purpose of this 1995 Performance-Based Stock Option Plan is to aid the Company and its subsidiaries in securing and retaining qualified personnel by making it possible to offer such personnel an increased incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company or its subsidiaries and to increase their efforts for its welfare.

       2.      DEFINITIONS.
               -----------
       As used in this Plan, the following terms when capitalized shall have the meanings indicated:
       "Board" means the board of directors of the Company.
       "Business Day" means a day on which the main office of the Company is open for business, which shall be deemed to end at the regularly scheduled closing time of the Company's main office on such day.
       "Cass Bank" means Cass Commercial Bank (formerly Cass Bank & Trust Company).
       "Change in Control" means any one or more of the following occurrences:
               (i) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third of the voting power for the election of directors of the Company;
               (ii) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds of the total voting power in an election of directors of the Company (or such other surviving corporation);
               (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or
               (iv) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.
       "CIS" means Cass Information Systems, Inc.
       "Code" means the Internal Revenue Code of 1986, as amended.
       "Common Stock" means the common stock of the Company.
       "Company" means Cass Commercial Corporation.
       "Compensation Committee" means the Compensation Committee of the Board.
       "Exercise Price" means the price per share which must be paid to the Company by an Optionee to purchase Option Shares, exclusive of any required reimbursement to the Company for federal and state withholding taxes payable by the Company as a result of such purchase.
       "Expiration Date" with respect to Option Shares means the first Business Day in January of the seventh (7th) calendar year after the year in which the Option is granted; except that if the Option is a Nonqualified Stock Option, then with respect to any Option Shares (and only those Option Shares) for which the Vesting Date shall have been accelerated as provided in paragraph 5.4 of this Plan, "Expiration Date" means the first Business Day in January of the tenth (10th) calendar year after the year in which the Option is granted.
       "Fair Market Value" of a share of Common Stock means (i) the mean between the highest and lowest quoted selling prices for a share of Common Stock on the day prior to the date Fair Market Value is determined, or (ii) if no sale took place on such day then such mean for the last previous day on which a sale took place, provided that if the Compensation Committee finds that such mean does not appropriately reflect fair market value, it may determine fair market value in such other manner as it may deem appropriate in its sole discretion.
       "Incentive Stock Option" means an option which meets the requirements of Section 422 of the Code and is designated as such.
       "NI Growth" with respect to the Company means one-third of the percentage growth in the Company's net after-tax income between the fourth calendar year preceding the year in which NI Growth is calculated and the calendar year immediately preceding the year in which NI Growth is calculated; "NI Growth" with respect to Cass Bank means a percentage calculated in the same manner using Cass Bank's net after-tax income for the applicable periods; and "NI Growth" with respect to CIS means a percentage calculated in the same manner using CIS's net after-tax income for the applicable periods.
       "Nonqualified Stock Option" means an option granted under the Plan other than an Incentive Stock Option.
       "Option" means a right granted to purchase up to a specified number of shares of Common Stock pursuant to this Plan.

       "Option Agreement" means a contract between the Company and an Optionee, substantially in the form of Exhibit A hereto, setting forth the specific terms and conditions of an Option.
       "Option Shares" means shares of Common Stock which are subject to issuance upon full or partial exercise of an Option.
       "Optionee" means a person to whom an Option has been granted and who has entered into an Option Agreement.
       "Performance Matrix" means, as the case may be, Schedule I (the "CCC
                                                       ----------
Performance Matrix"), Schedule II (the "Cass Bank Performance Matrix") or
                      -----------
Schedule III (the "CIS Performance Matrix") attached hereto.
------------
       "Plan" means this 1995 Performance-Based Stock Option Plan.
       "ROA Differential" with respect to the Company means the Company's average annual percentage return on assets for the three calendar years immediately preceding the year in which the calculation is made, less the average annual percentage return on assets for bank holding companies in the Company's national peer group for the same period; "ROA Differential" with respect to Cass Bank means Cass Bank's average annual percentage return on assets for the three calendar years immediately preceding the year in which the calculation is made, less the average annual percentage return on assets for banks in Cass Bank's Eighth Federal Reserve District peer group for the same period.
       "Vesting Date" with respect to Option Shares means the first Business Day in January of the seventh (7th) calendar year after the year in which the Option is granted, subject to acceleration as to all or any portion of the Option Shares as provided in paragraphs 5.4 and 5.5 of this Plan.

       3.      GRANTING OF OPTIONS.
               -------------------
       3.1 The Board may from time to time grant Options to directors, executive officers and other management employees of the Company, Cass Bank or CIS upon the recommendation of the Company's chief executive officer and the Compensation Committee.
       3.2 The Board may from time to time grant Options to the Company's chief executive officer upon the recommendation of the Compensation
Committee.
       3.3 The grant of Options to employees of Cass Bank or CIS shall also be subject to the adoption of this Plan by the board of directors of such subsidiary and to the approval of either the board of directors of such subsidiary or an individual or committee to which approval authority has been delegated by the subsidiary's board of directors.
       3.4 Subject to the limitations set forth in the Plan, any option may be designated in whole or in part as either an Incentive Stock Option or a Nonqualified Stock Option, except that an Incentive Stock Option may not be granted to a director who is not an employee, or to any person who owns
(within the meaning of Section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company. Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan:
               (i) The aggregate Fair Market Value of the underlying Common Stock at the time of grant as to which Incentive Stock Options under the Plan may first be exercised by a participant in any calendar year shall not exceed $100,000; to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be treated as a Nonqualified
       Stock Option); and
               (ii) Notwithstanding any contrary provision of the Option Agreement, an Incentive Stock Option shall not be exercisable after the 10th anniversary of the date of grant.

       4.      MAXIMUM NUMBER OF OPTION SHARES.
               -------------------------------
       4.1 Options may not be granted aggregating more than 400,000<F1> Option Shares; provided that if any Option shall expire without being fully exercised, the unissued Option Shares shall again become available for option under this Plan.
       4.2 In the event of any stock dividend on, reclassification, splitup or combination of, or other change in, the Common Stock, then the number or kind of shares for which Options may be granted hereunder shall be correspondingly added to, reclassified, increased, diminished or changed proportionately.
       4.3 The Company shall at all times reserve a number of shares of Common Stock for issuance hereunder equal to the number of Option Shares for which Options are then outstanding, which reserved shares may consist of previously-unissued shares or treasury shares or any combination thereof.

       5.      TERMS AND CONDITIONS OF OPTIONS.
               -------------------------------
       5.1 Option Agreement. No person shall have any rights under any Option unless and until he or she shall have entered into an Option Agreement with respect to such Option substantially in the form of Exhibit A, if a
                                                         ---------
Nonqualified Stock Option, or Exhibit B, if an Incentive Stock Option, the
                              ---------
terms and conditions of which forms are hereby incorporated into this Plan.
       5.2 Exercise Price. The Exercise Price of each Option shall be determined by the Compensation Committee, but shall not be less than Fair Market Value as of the date the Option is granted. The Option Agreement may permit the Exercise Price to be paid in shares of Common Stock, valued for this purpose at their Fair Market Value on the date of exercise.
       5.3 Dates of Exercise of Options. Except as otherwise expressly provided in the Option Agreement, an Option may be exercised as to any Option Shares only (i) on or after the Vesting Date with respect to such Option Shares and (ii) on or before the Expiration Date with respect to such Option Shares.

[FN]
-------------------------------
<F1>  Increased from 200,000 shares pursuant to 2:1 stock split in the form of a stock dividend, March 15, 1997.

       5.4 Possibility of Accelerated Vesting. The Vesting Date with respect to all Option Shares shall be subject to acceleration as follows:
               (i) Each Option shall be eligible to be considered for accelerated vesting beginning with the annual determinations of NI
       Growth and ROA Differential made in the second calendar year after the Option is granted, so that the earliest possible Vesting Date for any Option Shares shall be the first Business Day in January of the third year after it is granted.
               (ii) As early in each calendar year as the necessary information is available, the Compensation Committee shall calculate
       NI Growth and ROA Differential for each entity required, calculating the percentages in each case to two decimal places (i.e. 1/100 of 1%).
               (iii) Using the applicable Performance Matrix, the Compensation Committee shall then determine, for each Option eligible for accelerated vesting, the percentage (if any) of Option Shares which shall be subject to an accelerated Vesting Date, calculating such percentage to one decimal place (i.e. 1/10 of 1%). The applicable Performance Matrix shall be the Performance Matrix for the Optionee's employer, except that (A) in the case of Options granted to employees of CIS, the CCC Performance Matrix and the CIS Performance Matrix
       shall both be used, and the two resulting percentages shall be averaged, and (B) in the case of Options granted to employees of Cass Bank, the CCC Performance Matrix and the Cass Bank Performance Matrix shall both be used, and the two resulting percentages shall be averaged. No more than 30% of the Option Shares shall be subject to accelerated vesting in any year.
               (iv) The percentages so obtained shall be multiplied by the total original number of Option Shares, and the Vesting Date for the resulting number of Option Shares shall be accelerated from the original Vesting Date to the first Business Day in January of the calendar year following the year in which the determination was made.
               (v) The Compensation Committee shall promptly notify each Optionee of the percentage and number of Option Shares as to which the Vesting Date shall have been accelerated, and the resulting Vesting
       Date for such Option Shares.
               (Example of timing:  With respect to Options granted in 1995,
                -----------------
               the first calculations shall be made in 1997, with NI Growth calculated on net income growth from 1993 to 1996 and ROA Differential calculated over the years 1994 through 1996; the Vesting Date for the resulting number of Option Shares shall be accelerated from January 2, 2002 to January 2, 1998.)
       5.5 Automatic Acceleration of Vesting in the Event of a Change in Control. The Vesting Date shall be automatically accelerated, and all Options then outstanding under this Plan shall become immediately exercisable in full upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities;
provided that if (A) the Company remains in existence and continues to carry on its business following the Change in Control, and (B) the Common Stock continues to be listed for trading with the Nasdaq Stock Market after the Change in Control, and (C) after the Change in Control, no person or group of persons acting in concert possesses more than a majority of the voting power for the election of directors of the Company, then such acceleration of the Vesting Date shall occur only if and to the extent that acceleration of the Vesting Date is provided for in an individual Option Agreement. A Change in Control shall not extend the Expiration Date of an Option except as provided in an individual Option Agreement.

       6.      DURATION OF PLAN.
               ----------------
       Options may be granted under this Plan from the date of its adoption by the Board until the effective date of its termination by the Board, but Options granted prior to termination of this Plan shall remain effective thereafter in accordance with their terms. However, no Incentive Stock Option may be granted more than ten years after the date the Plan was originally adopted by the Board.

       7.      ADMINISTRATION OF PLAN.
               ----------------------
       7.1 The Compensation Committee shall have the power to interpret the Plan and to make rules and establish procedures for making the various calculations called for hereunder and otherwise for carrying out the Plan. Any such interpretations, rules or procedures, and any decisions by the Compensation Committee or the Board as to the persons eligible to receive Options and the terms thereof, shall be conclusive on the Company, its subsidiaries and their respective successors and assigns, and on the Optionee and his or her heirs, personal and legal representatives and assigns.
       7.2 The Board may amend or terminate the Plan at any time, or modify the terms of any individual Option Agreement, in its discretion; however, no amendment or termination shall adversely affect the rights of an Optionee under any Option then in effect, except as the Company and the Optionee may otherwise agree.

                           *     *     *     *     *
ATTACHMENTS:
-----------
      Exhibit A     -  Nonqualified Stock Option Agreement Form
      ---------
      Exhibit B     -  Incentive Stock Option Agreement Form
      ---------

      Schedule I    -  CCC Performance Matrix:  NI Growth / ROA Differential
      ----------
      Schedule II   -  Cass Bank Performance Matrix:  NI Growth / ROA
      -----------      Differential

      Schedule III  -  CIS Performance Matrix:  NI Growth
      ------------

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

                                                               Exhibit A
                                                               ---------


                          CASS COMMERCIAL CORPORATION
                          ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

       THIS NONQUALIFIED STOCK OPTION AGREEMENT is entered into as of -------------, 19--, between Cass Commercial Corporation, a Missouri corporation (the "Company"), and

                   -------------------------- (the "Optionee").

       WHEREAS, the Company has deemed it to be in its best interests to promote the loyalty and facilitate the retention of its employees and the employees of its subsidiaries in the service of the Company and its subsidiaries, by offering such employees an increased incentive to continue in the service of the Company and its subsidiaries and increase their efforts for its welfare, and

       WHEREAS, in furtherance of the above purposes the Optionee's employer has adopted the Company's 1995 Performance-Based Stock Option Plan, and has determined to afford the Optionee an opportunity to purchase shares of common stock of the Company pursuant to the Plan as hereafter described,

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

       1.      Definitions.  Capitalized terms not otherwise defined herein
               -----------
shall have the same meanings as they are given in the Plan.

       2.      Grant of Option.  The Company hereby grants to the Optionee an
               ---------------
Option to purchase all or any part of the number of shares of its Common Stock set forth below (the "Option Shares"), at the purchase price set forth below and on the other terms and conditions herein set forth.

                  TOTAL NUMBER OF OPTION SHARES:  --------

                  PURCHASE PRICE PER OPTION SHARE:  $-----

       3.      Dates When Option Exercisable.
               -----------------------------

       (a) Except to the extent vesting is accelerated as provided in the Plan or this Option Agreement, the Option shall vest and first become exercisable on the following date:

                  INITIAL VESTING DATE:  JANUARY --, ----;

       (b) Except to the extent expiration is extended as provided in the Plan, the Option shall expire, to the extent it has not already been exercised, at the regularly scheduled closing time of the Company's main business office on the following date:

                  INITIAL EXPIRATION DATE:  JANUARY --, ----;

       (c) The Company will notify the Optionee of any acceleration of the Vesting Date or any extension of the Expiration Date as provided in the Plan, and the reason therefor.

       (d) Except as provided in paragraphs 3(e) and 3(f), the Option may be exercised only if the Optionee shall have continuously served as an employee of the Company or any of its subsidiaries from the date hereof to and including the date of exercise. It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of the Optionee's employer to continue the Optionee's employment for any period of time after the date hereof. If the Optionee is a director who is not an employee of the Company, Cass Bank or CIS on the date of grant, then for purposes of this paragraph and paragraphs 3(e) and 3(f), employment shall include service as a director and termination of employment shall include the expiration of the Optionee's term as director unless the Optionee has been reelected to a successive term.

       (e) Notwithstanding paragraphs 3(b) and 3(d), in the event of the death of the Optionee or termination of the Optionee's employment by reason of his or her disability or incapacity, the Option may be exercised (but only to the extent it was exercisable on the date of the Optionee's death or of such termination of employment), by the Optionee's personal representative, heir, legatee, trustee, conservator (if any) or guardian (if any), respectively, in the manner set forth below, for a period of six (6) months after the date of the Optionee's death or of such termination of employment.

       (f) Notwithstanding paragraph 3(d), if the Optionee's employment is terminated by the Company other than for Cause during the period beginning upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities, and ending upon the first to occur of (A) two (2) years after such Change in Control is effected, or (B) the date such proposed Change in Control is abandoned by the parties, then (I) to the extent the Option was not theretofore exercisable, the Vesting Date shall be accelerated as to all Option Shares and the Option shall be exercisable in full, and (II) the Option may be exercised (but only to the extent it was exercisable on the date of termination of the Optionee's employment) by the Optionee or the Optionee's personal representative, trustee, conservator (if any) or guardian (if any), respectively, in the manner set forth below, for a period of six
(6) months after the date of such termination of employment; and if such Change in Control or any subsequent event has resulted in the sale, exchange or conversion of the Common Stock for or into cash, property or other securities, then upon exercise the Optionee shall receive in lieu of Common Stock the cash, property or other securities which the Optionee would have received had the Optionee exercised the Option in full 10 days before the last date for determining the shareholders of the Company eligible to participate in such Change in Control. For purposes of this paragraph, "Cause" means only conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or intentional misconduct. The Compensation Committee shall make the determination of whether Cause exists in any particular case, and if it believes that Cause may exist it shall provide the Optionee with notice of the reasons the Committee believes Cause may exist and shall give the Optionee the opportunity to respond to the allegation that Cause exists.

       4.      Method of Exercising Option.  The Optionee, or his or her
               ---------------------------
representative as permitted by paragraph 3(e) above, may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased plus the amount of any Federal and state withholding taxes payable by the Company or any of its subsidiaries as a result of such exercise; provided that shares of Common Stock may not be used in payment of withholding taxes. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment. The Company will advise the Optionee, upon the Optionee's reasonable prior request, of the required amount of such taxes.

       5.      Non-Transferability of Option.  The Option may be exercised
               -----------------------------
only by the Optionee, or as permitted by paragraph 3(e) above. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or by operation of law, and shall not be subject to execution, attachment or similar process. In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void. Notwithstanding the foregoing, however, with prior notice to the Company the rights granted by this Option may be transferred between the Optionee in his or her personal capacity and the Optionee as trustee of a trust (A) of which the Optionee is both sole trustee and sole beneficiary during his or her lifetime, and (B) all of which is treated under subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, as owned by the Optionee.

       6.      Share Adjustments.  In the event of any stock dividend on,
               -----------------
reclassification, splitup or combination of, or other change in, the Company's common stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

       7.      No Rights of Optionee as Shareholder.  The Optionee shall have
               ------------------------------------
no rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

       8.      General.  The Company shall at all times during the term of
               -------
this Option reserve and keep available a number of shares of common stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.


IN WITNESS WHEREOF, the parties have executed this Nonqualified Stock Option Agreement as of the date first above written.


                                    Company:  CASS COMMERCIAL CORPORATION


                                              By: ----------------------------
                                              Title: -------------------------



                                    Optionee: --------------------------------

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

                                                                     Exhibit B
                                                                     ---------

                          CASS COMMERCIAL CORPORATION
                          ---------------------------
                   1995 PERFORMANCE-BASED STOCK OPTION PLAN
                   ----------------------------------------

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

       THIS INCENTIVE STOCK OPTION AGREEMENT is entered into as of --------------, 19--, between Cass Commercial Corporation, a Missouri corporation (the "Company"), and

                   ---------------------------- (the "Optionee").

       WHEREAS, the Company has deemed it to be in its best interests to promote the loyalty and facilitate the retention of its employees and the employees of its subsidiaries in the service of the Company and its subsidiaries, by offering such employees an increased incentive to continue in the service of the Company and its subsidiaries and increase their efforts for its welfare, and

       WHEREAS, in furtherance of the above purposes the Optionee's employer has adopted the Company's 1995 Performance-Based Stock Option Plan, and has determined to afford the Optionee an opportunity to purchase shares of common stock of the Company pursuant to the Plan as hereafter described,

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

       1.      Definitions.  Capitalized terms not otherwise defined herein
               -----------
shall have the same meanings as they are given in the Plan.

       2.      Grant of Option.  The Company hereby grants to the Optionee an
               ---------------
Option to purchase all or any part of the number of shares of its Common Stock set forth below (the "Option Shares"), at the purchase price set forth below and on the other terms and conditions herein set forth. This Option is intended to qualify and be treated as an Incentive Stock Option, but if and to the extent it does not so qualify, it shall be treated as a Nonqualified Stock Option.

                  TOTAL NUMBER OF OPTION SHARES:  --------

                  PURCHASE PRICE PER OPTION SHARE:  $-----

       3.      Dates When Option Exercisable.
               -----------------------------

       (a) Except to the extent vesting is accelerated as provided in the Plan or this Option Agreement, the Option shall vest and first become exercisable on the following date:

                  INITIAL VESTING DATE:  JANUARY --, ----;

       (b) The Option shall expire, to the extent it has not already been exercised, at the regularly scheduled closing time of the Company's main business office on the following date:

                  EXPIRATION DATE:  JANUARY --, ----;

       (c) The Company will notify the Optionee of any acceleration of the Vesting Date and the reason therefor.

       (d) Except as provided in paragraphs 3(e), 3(f) and 3(g), the Option may be exercised only by the Optionee and only if the Optionee shall have continuously served as an employee of the Company or any of its subsidiaries from the date hereof to and including the date of exercise. It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of the Optionee's employer to continue the Optionee's employment for any period of time after the date hereof.

       (e) Notwithstanding paragraph 3(d), in the event of the death of the Optionee the Option may be exercised (but only to the extent it was exercisable on the date of the Optionee's death) by the Optionee's personal representative, heir or legatee for a period of six (6) months after the date of the Optionee's death; but in no event shall the Option be exercisable after the expiration date set forth above.

       (f) Notwithstanding paragraph 3(d), in the event of the termination of the Optionee's employment by reason of his or her disability the Option may be exercised (but only to the extent it was exercisable on the date of such termination of employment) by the Optionee or the Optionee's duly appointed conservator or guardian for a period of three (3) months after the date of such termination of employment; except that in the event of the termination of the Optionee's employment by reason of his or her permanent and total disability as defined in Section 22(e)(3) of the Code, the exercise period will be six (6) months after the date of such termination of employment; but in no event shall the Option be exercisable after the expiration date set forth above.

       (g) Notwithstanding paragraph 3(d), if the Optionee's employment is terminated by the Company other than for Cause during the period beginning upon the first to occur of (i) a Change in Control, or (ii) the approval by the Board of a Change in Control, or (iii) 10 days before the record date, if any, for determining the shareholders of the Company eligible to vote on a proposed Change in Control, or (iv) 10 days before the last date for determining the shareholders of the Company eligible to participate in any Change in Control in which the Company's common stock would be sold, exchanged or converted for or into cash, property or other securities, and ending upon the first to occur of
(A) two (2) years after such Change in Control is effected, or (B) the date such proposed Change in Control is abandoned by the parties, then (I) to the extent the Option was not theretofore exercisable, the Vesting Date shall be accelerated as to all Option Shares and the Option shall be exercisable in full, and (II) the Option may be exercised (but only to the extent it was exercisable on the date of termination of the Optionee's employment) by the Optionee for a period of three (3) months after the date of such termination of employment, but in no event shall the Option be exercisable after the expiration date set forth above; and if such Change in Control or any subsequent event has resulted in the sale, exchange or conversion of the Common Stock for or into cash, property or other securities, then upon exercise the Optionee shall receive in lieu of Common Stock the cash, property or other securities which the Optionee would have received had the Optionee exercised the Option in full 10 days before the last date for determining the shareholders of the Company eligible to participate in such Change in Control. For purposes of this paragraph, "Cause" means only conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or intentional misconduct. The Compensation Committee shall make the determination of whether Cause exists in any particular case, and if it believes that Cause may exist it shall provide the Optionee with notice of the reasons the Committee believes Cause may exist and shall give the Optionee the opportunity to respond to the allegation that Cause exists.

       4.      Method of Exercising Option.  The Optionee, or his or her
               ---------------------------
representative as permitted by paragraph 3(e) or 3(f) above, may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment.

       5.      Non-Transferability of Option.  The Option may be exercised only
               -----------------------------
by the Optionee, or as permitted by paragraph 3(e) or 3(f) above. The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void.

       6.      Share Adjustments.  In the event of any stock dividend on,
               -----------------
reclassification, splitup or combination of, or other change in, the Company's common stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

       7.      No Rights of Optionee as Shareholder.  The Optionee shall have no
               ------------------------------------
rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

       8.      General.  The Company shall at all times during the term of this
               -------
Option reserve and keep available a number of shares of common stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.

      IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the date first above written.


                                    Company: CASS COMMERCIAL CORPORATION


                                             By: -----------------------------
                                             Title: --------------------------



                                    Optionee:---------------------------------

                           This Page Intentionally Left Blank

                                  SCHEDULE I
                            CCC PERFORMANCE MATRIX
                          NI GROWTH/ROA DIFFERENTIAL

                                   [GRAPH]

                                  SCHEDULE II
                            CBT PERFORMANCE MATRIX
                                   NI GROWTH

                                   [GRAPH]

                                  SCHEDULE III
                            CIS PERFORMANCE MATRIX
                                   NI GROWTH

                                   [GRAPH]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL              Please mark
OF THE FOLLOWING PROPOSALS:                                  your votes as  /X/
                                                              indicated in
                                                              this example

1. Election of four directors to serve until the
   year 2002, or until their successors are elected
   and qualified.
       FOR all               WITHHOLD               Term expiring 2002: Messrs.
    nominees listed         AUTHORITY               Jake Nania, John J. Vallina,
 (except as indicated    to vote for all            Bruce E. Woodruff, and
   to the contrary)      nominees listed            Bryan C. Chapell
        / /                   / /
                                                    (INSTRUCTION: TO WITHHOLD
                                                    AUTHORITY TO VOTE FOR AN
                                                    INDIVIDUAL NOMINEE, WRITE
                                                    THAT NOMINEE'S NAME ON THE
                                                    LINE BELOW.)

                                                    ----------------------------

2. To approve certain amendments to the
   1995 Performance-Based Stock Option
   Plan to permit the granting of incentive stock options under the Option Plan.

   FOR        AGAINST      ABSTAIN
   / /         / /           / /


3. Ratification of the selection of KPMG
   LLP as independent public accountants
   for 1999.

   FOR        AGAINST      ABSTAIN
   / /         / /           / /


WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED THEREON, AND IN THE BEST JUDGEMENT OF THE PROXIES ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING. IF NO MANNER IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

------------------------------------------------------------/--------, 1999
                       SIGNATURE OF SHAREHOLDER

------------------------------------------------------------/--------, 1999
                       SIGNATURE OF SHAREHOLDER

NOTE: Please sign as your name appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by authorized person.





--------------------------------------------------------------------------------
                      [ARROW] FOLD AND DETACH HERE [ARROW]

[CASS LOGO]


March 22, 1999

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:
     The Annual Meeting of Shareholders of Cass Commercial Corporation will be held at the offices of Cass Commercial Corporation located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 19, 1999, at 11:00 a.m., for the following purposes:

     1. To elect directors for three year terms and until the 2002 Annual
        Meeting.

     2. To approve certain amendments to the 1995 Performance-Based Stock Option Plan to permit the granting of incentive stock options under the Option Plan.

     3. Ratification of the selection of KPMG LLP as independent public accountants for 1999.

     4. To act upon such other matters as may properly come before the meeting.

     The close of business on March 5, 1999, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

                                         By order of the Board of Directors,



                                         Eric H. Brunngraber
                                         Vice President - Secretary
                                         Chief Financial Officer

                           CASS COMMERCIAL CORPORATION

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Lawrence A. Collett, and Eric H. Brunngraber, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in CASS COMMERCIAL CORPORATION at the Annual Meeting of Shareholders to be held at 11:00 a.m., April 19, 1999, and at any adjournments thereof on all matters properly before the meeting.





                  (Continued and To Be Signed On Other Side.)




-------------------------------------------------------------------------------
                    [ARROW] FOLD AND DETACH HERE [ARROW]

                                Appendix

      Page 11 of the printed proxy contains a Comparison of Cumulative Total Returns Graph. The information contained in the graph has been presented in a format that may be processed by the EDGAR system.